Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

U.S. Bank National Association

225 Asylum Street

Hartford, Ct 06103

(860) 241-6820

(Name, address and telephone number of agent for service)

Hawaiian Telcom Communications, Inc.

Hawaiian Telcom, Inc.

Hawaiian Telcom Services Company, Inc

(Issuer with respect to the Securities)

Delaware Hawaii Delaware	16-1710376 49-0049500 20-2045722
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1177 Bishop Street Honolulu, Hawaii	96813
(Address of Principal Executive Offices)	(Zip Code)

Senior Floating Rate Notes due 2013

Guarantees of the Senior Floating Rate Notes due 2013

9 3/4% Senior Fixed Rate Notes due 2013

Guarantees of the 9 3/4% Senior Fixed Rate Notes due 2013

12 1/2% Senior Subordinated due 2015

Guarantees of the 12 1/2% Senior Subordinated Notes due 2015

(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.*

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of March 31, 2004, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Registration Number 333-67188.

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NOTE

The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Hartford, State of Connecticut on the 11th of January, 2006.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Michael M. Hopkins
Michael M. Hopkins
Vice President

By:	/s/ Elizabeth C. Hammer
Attest Elizabeth C. Hammer
Title Vice President

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Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: January 13, 2006

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Michael M. Hopkins
Michael M. Hopkins
Vice President

By:	/s/ Elizabeth C. Hammer
Attest Elizabeth C. Hammer
Title Vice President

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Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 9/30/2005

($000’s)

9/30/2005
Assets
Cash and Due From Depository Institutions	$6,913,461
Securities	41,305,628
Federal Funds	3,300,808
Loans & Lease Financing Receivables	132,797,940
Fixed Assets	1,767,618
Intangible Assets	10,366,321
Other Assets	10,215,546

Total Assets	$206,667,322

Liabilities
Deposits	$130,337,423
Fed Funds	17,257,962
Treasury Demand Notes	0
Trading Liabilities	176,079
Other Borrowed Money	25,506,397
Acceptances	85,177
Subordinated Notes and Debentures	6,661,982
Other Liabilities	5,968,944

Total Liabilities	$185,993,964

Equity
Minority Interest in Subsidiaries	$1,029,440
Common and Preferred Stock	18,200
Surplus	11,804,040
Undivided Profits	7,821,678

Total Equity Capital	$20,673,358

Total Liabilities and Equity Capital	$206,667,322

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ Michael M. Hopkins
Michael M. Hopkins, Vice President

Date: January 13, 2006

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